Rackspace Reports Solid First Quarter Revenue and Margins
•Revenue Grew 14 Percent Compared to the First Quarter of 2014
•Adjusted EBITDA Grew 15.5 Percent Compared to the First Quarter of 2014
•Net Income Grew 12 Percent Compared to the First Quarter of 2014

SAN ANTONIO - May 11, 2015 - Rackspace® (NYSE: RAX), the #1 managed cloud company, today announced financial results for the quarter that ended March 31, 2015.
On a GAAP basis, net revenue for the first quarter of 2015 was $480 million, up 14.1 percent from the first quarter of 2014. These results were adversely affected by shifts in currency exchange rates. On a constant currency basis, net revenue grew 16.6 percent from the first quarter of 2014.
Adjusted EBITDA for the quarter was $161 million, up 15.5 percent from the first quarter of 2014. Net income for the first quarter was $28 million, for a margin of 5.9 percent, down from 6.0 percent in the first quarter of 2014.
For the first quarter of 2015, cash flow from operating activities was $145 million, capital expenditures were $90 million, and Adjusted Free Cash Flow was $67 million. At the end of the first quarter of 2015, cash and cash equivalents were $276 million, and interest-bearing debt including capital lease obligations totaled $11 million. Return on Capital was 12.6 percent in the first quarter of 2015 compared to 11.5 percent in the first quarter of 2014.
On a worldwide basis, Rackspace employed 5,964 Rackers as of March 31, 2015.
“We delivered on our promises in the first quarter and are better positioning ourselves to benefit from the rapid growth of the managed cloud market,” said Taylor Rhodes, president and CEO of Rackspace. "The execution of our strategy is driving profitable growth for Rackspace, including through a rising number of new, larger enterprise customers.”
For the second quarter of 2015, Rackspace expects revenue to grow between 1.5 percent and 2.5 percent on a constant currency basis and adjusted EBITDA margins to be between 32 percent and 34 percent.

Recent Highlights

•	Tinder became a new customer
Tinder, the widely popular matchmaking mobile app, is leveraging ObjectRocket™ by Rackspace to power its matching and moment rating capabilities.

•	Rackspace announced support for fully-managed Microsoft SQL Server 2014 solution
Support for Microsoft® SQL Server® 2014 In-Memory Online Transaction Processing (OLTP) and AlwaysOn Availability enables rapid migration and deployment, while increasing performance up to 30x. Customers can rapidly scale up performance, drive greater database consolidation density and help reduce total cost of ownership.

•	Rackspace::Solve San Francisco, Atlanta and New York City conferences
The events featured high-profile tech and business visionaries explaining how Rackspace Managed Cloud works for them, and how it can work for other companies too. The events provided an inside look into IT strategies and real-world solutions that help businesses scale, manage big data, and navigate digital trends.

•	John Harper appointed to Board of Directors
John is an industry veteran with a strong track record of driving financial success for leading technology companies. His extensive background in finance and technology make him a valued addition to the Board.

Non-GAAP Financial Information

Adjusted EBITDA, Adjusted Free Cash Flow, and Return on Capital are non-GAAP financial measures. Rackspace believes these measures provide helpful information with respect to evaluating the company's performance. Other companies may calculate non-GAAP measures differently, limiting their usefulness as a comparative measure. The financial statement tables that accompany this press release include reconciliations of non-GAAP financial measures to the most comparable GAAP financial measures.
Conference Call and Webcast

Rackspace's executive management will host a conference call to discuss the results for the first quarter of 2015 starting today at 4:30 p.m. ET.
To access the conference call from the United States and Canada, please dial 800-759-0876; from the United Kingdom, please dial 0800-692-2011; and from Hong Kong, please dial 800-962-091.

A live webcast and a replay of the conference call will be available on Rackspace's website, located at ir.rackspace.com.

About Rackspace

Rackspace (NYSE: RAX) is the #1 managed cloud company. Its technical expertise and Fanatical Support® allow companies to tap the power of the cloud without the pain of hiring experts in dozens of complex technologies. Rackspace is also the leader in hybrid cloud, giving each customer the best fit for its unique needs -- whether on single- or multi-tenant servers, or a combination of those platforms. Rackspace is the founder of OpenStack®, the open-source operating system for the cloud. Headquartered in San Antonio, Rackspace serves more than 300,000 business customers from data centers on four continents. For more information, visit www.rackspace.com.
Forward-Looking Statements
This press release contains forward-looking statements that involve risks, uncertainties and assumptions. If such risks or uncertainties materialize or such assumptions prove incorrect, the results of Rackspace Hosting could differ materially from those expressed or implied by such forward-looking statements and assumptions. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including any statements concerning expected operational and financial results, long-term investment strategies, growth plans, expected results from the integration of technologies and acquired businesses, or the performance or market share relating to products and services; any statements of expectation or belief; and any statements or assumptions underlying any of the foregoing. Risks, uncertainties and assumptions include infrastructure failures; the deterioration of economic conditions or fluctuations, disruptions, instability or downturns in the economy; the effectiveness of managing company growth; technological and competitive factors; regulatory factors; and other risks that are described in Rackspace Hosting's Form 10-K for the year ended December 31, 2014, filed with the SEC on March 2, 2015, and subsequent filings. Except as required by law, Rackspace Hosting assumes no obligation to update these forward-looking statements publicly or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

Contacts:

Investor Relations:	Media Relations:
Jessica Drought	Brandon Brunson
210-312-4191	210-312-1357
ir@rackspace.com	brandon.brunson@rackspace.com

Consolidated Statements of Income
(Unaudited)

	Three Months Ended
(In millions, except per share data)	March 31, 2014	December 31, 2014	March 31, 2015
Net revenue	$421.0	$472.5	$480.2
Costs and expenses:
Cost of revenue	140.4	153.9	161.3
Research and development	25.2	31.4	32.0
Sales and marketing	57.4	59.2	59.0
General and administrative	71.1	82.8	86.6
Depreciation and amortization	87.8	95.2	96.9
Total costs and expenses	381.9	422.5	435.8
Income from operations	39.1	50.0	44.4
Other income (expense):
Interest expense	(0.5)	(0.4)	(0.4)
Interest and other income (expense)	0.3	(0.3)	(2.0)
Total other income (expense)	(0.2)	(0.7)	(2.4)
Income before income taxes	38.9	49.3	42.0
Income taxes	13.5	12.3	13.6
Net income	$25.4	$37.0	$28.4

Net income per share
Basic	$0.18	$0.26	$0.20
Diluted	$0.18	$0.26	$0.20

Weighted average number of shares outstanding
Basic	141.0	141.8	141.4
Diluted	143.8	144.5	144.2

Consolidated Balance Sheets

(In millions)	December 31, 2014	March 31, 2015
		(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$213.5	$275.7
Accounts receivable, net of allowance for doubtful accounts and customer credits of $5.3 as of December 31, 2014 and $6.5 as of March 31, 2015	156.5	154.0
Deferred income taxes	9.3	8.0
Prepaid expenses	33.6	32.3
Other current assets	8.8	9.1
Total current assets	421.7	479.1

Property and equipment, net	1,057.7	1,068.8
Goodwill	81.1	81.1
Intangible assets, net	16.6	14.6
Other non-current assets	47.2	48.7
Total assets	$1,624.3	$1,692.3

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	$137.3	$135.1
Accrued compensation and benefits	66.7	68.8
Income and other taxes payable	11.8	10.9
Deferred revenue	20.9	24.6
Capital lease obligations	15.0	9.9
Debt	25.1	0.1
Total current liabilities	276.8	249.4

Non-current liabilities:
Deferred revenue	1.4	1.5
Capital lease obligations (1)	1.5	0.8
Finance lease obligations for build-to-suit leases (1)	117.4	146.6
Deferred income taxes	71.2	60.8
Deferred rent	49.9	50.0
Other liabilities	32.3	30.3
Total liabilities	550.5	539.4

Commitments and Contingencies

Stockholders' equity:
Common stock	0.1	0.1
Additional paid-in capital	696.0	757.9
Accumulated other comprehensive loss	(20.7)	(31.9)
Retained earnings	398.4	426.8
Total stockholders’ equity	1,073.8	1,152.9
Total liabilities and stockholders’ equity	$1,624.3	$1,692.3

(1)	Prior period amounts have been revised to reflect the impact of a reclassification of certain finance obligations associated with build-to-suit leases to conform to the current period presentation.

Consolidated Statements of Cash Flows
(Unaudited)

	Three Months Ended
(in millions)	March 31, 2014	December 31, 2014	March 31, 2015
Cash Flows From Operating Activities
Net income	$25.4	$37.0	$28.4
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	87.8	95.2	96.9
Deferred income taxes	(10.1)	30.5	(14.7)
Share-based compensation expense	12.7	20.2	20.0
Excess tax benefits from share-based compensation arrangements	(15.1)	10.8	(20.2)
Other operating activities	2.0	2.4	2.8
Changes in operating assets and liabilities:
Accounts receivable	3.9	(26.0)	(1.8)
Prepaid expenses and other current assets	3.3	16.1	0.8
Accounts payable, accrued expenses, and other current liabilities	30.3	(38.5)	26.9
Deferred revenue	(2.1)	1.3	4.3
Deferred rent	2.3	1.1	0.4
Other non-current assets and liabilities	1.3	0.8	1.5
Net cash provided by operating activities	141.7	150.9	145.3

Cash Flows From Investing Activities
Purchases of property and equipment	(85.0)	(107.2)	(92.5)
All other investing activities	0.5	0.3	0.7
Net cash used in investing activities	(84.5)	(106.9)	(91.8)

Cash Flows From Financing Activities
Principal payments of capital and build-to-suit leases	(12.5)	(7.2)	(5.6)
Proceeds from debt	—	25.0	—
Repayments of debt	(0.1)	(0.1)	(25.1)
Payments for deferred acquisition obligations	(0.1)	—	(0.1)
Receipt of Texas Enterprise Fund grant	5.5	—	—
Repurchase of common stock	—	(200.0)	—
Shares of common stock withheld for employee taxes	(13.6)	—	—
Proceeds from employee stock plans	2.1	15.1	21.8
Excess tax benefits from share-based compensation arrangements	15.1	(10.8)	20.2
Net cash provided by (used in) financing activities	(3.6)	(178.0)	11.2

Effect of exchange rate changes on cash and cash equivalents	0.5	(2.0)	(2.5)

Increase (decrease) in cash and cash equivalents	54.1	(136.0)	62.2

Cash and cash equivalents, beginning of period	259.7	349.5	213.5

Cash and cash equivalents, end of period	$313.8	$213.5	$275.7

Supplemental Cash Flow Information
Non-cash purchases of property and equipment (1)	$15.7	$(2.6)	$(2.3)

(1)	Non-cash purchases of property and equipment represents changes in amounts accrued for purchases under vendor financing and other deferred payment arrangements.

Key Metrics - Quarter to Date
(Unaudited)

	Three Months Ended
(Dollar amounts in millions, except average monthly revenue per server)	March 31, 2014	June 30, 2014	September 30, 2014	December 31, 2014	March 31, 2015
Growth
Net revenue	$421.0	$441.2	$459.7	$472.5	$480.2
Revenue growth (year over year)	16.2%	17.4%	18.3%	15.8%	14.1%

Number of employees (Rackers) at period end	5,743	5,798	5,939	5,936	5,964
Number of servers deployed at period end	106,229	107,657	110,453	112,628	114,105
Average monthly revenue per server	$1,336	$1,375	$1,405	$1,412	$1,412

Profitability
Income from operations	$39.1	$33.9	$40.5	$50.0	$44.4
Depreciation and amortization	$87.8	$90.6	$98.3	$95.2	$96.9
Share-based compensation expense	$12.7	$17.3	$19.8	$20.2	$20.0
Adjusted EBITDA (1)	$139.6	$141.8	$158.6	$165.4	$161.3

Adjusted EBITDA margin	33.2%	32.1%	34.5%	35.0%	33.6%

Operating income margin	9.3%	7.7%	8.8%	10.6%	9.3%

Income from operations	$39.1	$33.9	$40.5	$50.0	$44.4
Effective tax rate	34.6%	33.0%	32.0%	25.1%	32.4%
Net operating profit after tax (NOPAT) (1)	$25.6	$22.7	$27.5	$37.5	$30.0
NOPAT margin	6.1%	5.1%	6.0%	7.9%	6.3%

Capital efficiency and returns
Interest bearing debt (2)	$45.9	$34.2	$24.0	$41.6	$10.8
Stockholders' equity	$1,100.0	$1,171.2	$1,223.7	$1,073.8	$1,152.9
Less: Excess cash	$(263.3)	$(287.4)	$(294.3)	$(156.8)	$(218.1)
Capital base (2)	$882.6	$918.0	$953.4	$958.6	$945.6
Average capital base (2)	$892.6	$900.3	$935.8	$956.0	$952.1
Capital turnover (annualized) (2)	1.89	1.96	1.97	1.98	2.02

Return on capital (annualized) (1) (2)	11.5%	10.1%	11.8%	15.7%	12.6%

Capital expenditures
Cash purchases of property and equipment	$85.0	$114.0	$124.1	$107.2	$92.5
Non-cash purchases of property and equipment (3)	$15.7	$(1.6)	$(6.7)	$(2.6)	$(2.3)
Total capital expenditures	$100.7	$112.4	$117.4	$104.6	$90.2

Customer gear	$60.7	$64.8	$78.7	$72.5	$58.7
Data center build outs	$11.0	$13.8	$14.8	$11.1	$13.4
Office build outs	$9.2	$6.8	$3.5	$1.6	$2.3
Capitalized software and other projects	$19.8	$27.0	$20.4	$19.4	$15.8
Total capital expenditures	$100.7	$112.4	$117.4	$104.6	$90.2

	Three Months Ended
(Dollar amounts in millions, except average monthly revenue per server)	March 31, 2014	June 30, 2014	September 30, 2014	December 31, 2014	March 31, 2015
Infrastructure capacity and utilization
Megawatts under contract at period end (4)	58.1	58.1	58.1	58.1	63.2
Megawatts available for customer use at period end (5)	45.3	45.4	45.4	49.7	52.0
Megawatts utilized at period end	28.1	29.0	29.9	30.5	31.0
Annualized net revenue per average Megawatt of power utilized	$60.7	$61.8	$62.4	$62.6	$62.5

(1)	See discussion and reconciliation of our Non-GAAP financial measures to the most comparable GAAP measures.

(2)
Prior period amounts have been revised to reflect the impact of a reclassification of certain finance obligations associated with build-to-suit leases in the consolidated balance sheets, to conform to the current period presentation.

(3)	Non-cash purchases of property and equipment represents changes in amounts accrued for purchases under vendor financing and other deferred payment arrangements.

(4)
Megawatts under contract at period end represents data center capacity for which we have a contract enabling us to take control of the space. For our newest data center in London, as of March 31, 2015, we have included four megawatts.

(5)	Megawatts available for customer use at period end represents data center capacity that is built-out and is being used to provide service to customers.

Consolidated Quarterly Statements of Income
(Unaudited)

	Three Months Ended
(In millions)	March 31, 2014	June 30, 2014	September 30, 2014	December 31, 2014	March 31, 2015
Net revenue	$421.0	$441.2	$459.7	$472.5	$480.2
Costs and expenses:
Cost of revenue	140.4	145.1	142.9	153.9	161.3
Research and development	25.2	29.7	30.7	31.4	32.0
Sales and marketing	57.4	60.4	60.6	59.2	59.0
General and administrative	71.1	81.5	86.7	82.8	86.6
Depreciation and amortization	87.8	90.6	98.3	95.2	96.9
Total costs and expenses	381.9	407.3	419.2	422.5	435.8
Income from operations	39.1	33.9	40.5	50.0	44.4
Other income (expense):
Interest expense	(0.5)	(0.5)	(0.5)	(0.4)	(0.4)
Interest and other income (expense)	0.3	0.1	(2.1)	(0.3)	(2.0)
Total other income (expense)	(0.2)	(0.4)	(2.6)	(0.7)	(2.4)
Income before income taxes	38.9	33.5	37.9	49.3	42.0
Income taxes	13.5	11.0	12.2	12.3	13.6
Net income	$25.4	$22.5	$25.7	$37.0	$28.4

	Three Months Ended
(Percent of net revenue)	March 31, 2014	June 30, 2014	September 30, 2014	December 31, 2014	March 31, 2015
Net revenue	100.0%	100.0%	100.0%	100.0%	100.0%
Costs and expenses:
Cost of revenue	33.3%	32.9%	31.1%	32.6%	33.6%
Research and development	6.0%	6.7%	6.7%	6.6%	6.7%
Sales and marketing	13.6%	13.7%	13.2%	12.5%	12.3%
General and administrative	16.9%	18.5%	18.9%	17.5%	18.0%
Depreciation and amortization	20.9%	20.5%	21.4%	20.2%	20.2%
Total costs and expenses	90.7%	92.3%	91.2%	89.4%	90.7%
Income from operations	9.3%	7.7%	8.8%	10.6%	9.3%
Other income (expense):
Interest expense	(0.1)%	(0.1)%	(0.1)%	(0.1)%	(0.1)%
Interest and other income (expense)	0.1%	0.0%	(0.5)%	(0.1)%	(0.4)%
Total other income (expense)	(0.1)%	(0.1)%	(0.6)%	(0.1)%	(0.5)%
Income before income taxes	9.2%	7.6%	8.2%	10.4%	8.8%
Income taxes	3.2%	2.5%	2.6%	2.6%	2.8%
Net income	6.0%	5.1%	5.6%	7.8%	5.9%
Due to rounding, totals may not equal the sum of the line items in the table above.

Non-GAAP Financial Measures

Adjusted EBITDA

We use Adjusted EBITDA as a supplemental measure to review and assess our performance. Adjusted EBITDA is a metric that is used by analysts and investors for comparative and valuation purposes. We disclose this metric in order to support and facilitate the dialogue with research analysts and investors.

We define Adjusted EBITDA as net income, plus income taxes, total other (income) expense, depreciation and amortization, and non-cash charges for share-based compensation. The following table presents a reconciliation of Adjusted EBITDA to net income.

	Three Months Ended
(Dollars in millions)	March 31, 2014	June 30, 2014	September 30, 2014	December 31, 2014	March 31, 2015
Net revenue	$421.0	$441.2	$459.7	$472.5	$480.2

Income from operations	$39.1	$33.9	$40.5	$50.0	$44.4

Net income	$25.4	$22.5	$25.7	$37.0	$28.4
Plus: Income taxes	13.5	11.0	12.2	12.3	13.6
Plus: Total other (income) expense	0.2	0.4	2.6	0.7	2.4
Plus: Depreciation and amortization	87.8	90.6	98.3	95.2	96.9
Plus: Share-based compensation expense	12.7	17.3	19.8	20.2	20.0
Adjusted EBITDA	$139.6	$141.8	$158.6	$165.4	$161.3

Operating income margin	9.3%	7.7%	8.8%	10.6%	9.3%

Adjusted EBITDA margin	33.2%	32.1%	34.5%	35.0%	33.6%

Return on Capital ("ROC")

We believe that ROC is an important metric for investors in evaluating our company’s performance. ROC measures how effectively a company generates profits from the capital that is deployed. We calculate ROC by dividing net operating profit after tax by our average capital base. The following table presents a reconciliation of ROC to return on assets, which we calculate directly from amounts on the Consolidated Statements of Income and the Consolidated Balance Sheets.

	Three Months Ended
(Dollars in millions)	March 31, 2014	June 30, 2014	September 30, 2014	December 31, 2014	March 31, 2015
Income from operations	$39.1	$33.9	$40.5	$50.0	$44.4
Effective tax rate	34.6%	33.0%	32.0%	25.1%	32.4%
Net operating profit after tax (NOPAT)	$25.6	$22.7	$27.5	$37.5	$30.0

Net income	$25.4	$22.5	$25.7	$37.0	$28.4

Total assets at period end	$1,566.9	$1,648.0	$1,724.5	$1,624.3	$1,692.3
Less: Excess cash (1)	(263.3)	(287.4)	(294.3)	(156.8)	(218.1)
Less: Accounts payable and accrued expenses, accrued compensation and benefits, and income and other taxes payable	(224.4)	(231.6)	(244.4)	(215.8)	(214.8)
Less: Deferred revenue (current and non-current)	(24.5)	(23.2)	(21.5)	(22.3)	(26.1)
Less: Other non-current liabilities, deferred income taxes, deferred rent, and finance lease obligations for build-to-suit leases (2)	(172.1)	(187.8)	(210.9)	(270.8)	(287.7)
Capital base (2)	$882.6	$918.0	$953.4	$958.6	$945.6

Average total assets	$1,529.4	$1,607.5	$1,686.3	$1,674.4	$1,658.3
Average capital base (2)	$892.6	$900.3	$935.8	$956.0	$952.1

Return on assets (annualized)	6.7%	5.6%	6.1%	8.8%	6.9%
Return on capital (annualized) (2)	11.5%	10.1%	11.8%	15.7%	12.6%

(1)
Defined as the amount of cash and cash equivalents that exceeds our operating cash requirements, which is calculated as three percent of our annualized net revenue for the three months prior to the period end.

(2)
Prior period amounts have been revised to reflect the impact of a reclassification of certain finance obligations associated with build-to-suit leases in the consolidated balance sheets, to conform to the current period presentation.

Adjusted Free Cash Flow

We believe that Adjusted Free Cash Flow is a performance metric used by investors to evaluate the strength and performance of a company's ongoing business. We define Adjusted Free Cash Flow as Adjusted EBITDA plus non-cash deferred rent, less total capital expenditures (including non-cash purchases of property and equipment), cash payments for interest and cash payments for income taxes. The following table presents a reconciliation of Adjusted Free Cash Flow to Adjusted EBITDA as a supplement to our reconciliation of Adjusted EBITDA to net income provided above.

	Three Months Ended
(In millions)	March 31, 2014	March 31, 2015
Adjusted EBITDA	$139.6	$161.3
Non-cash deferred rent	2.3	0.4
Total capital expenditures	(100.7)	(90.2)
Cash payments for interest, net of interest received	(0.4)	(0.3)
Cash payments for income taxes, net of refunds	(0.9)	(3.8)
Adjusted free cash flow	$39.9	$67.4